Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	Fourth Quarter		Year-to-Date
	2016	2015	2016	2015
NET SALES	$2,920.4	$2,845.4	$11,406.9	$11,171.8
COSTS AND EXPENSES
Cost of sales	1,843.8	1,831.2	7,139.7	7,099.8
Gross margin	1,076.6	1,014.2	4,267.2	4,072.0
% of Net Sales	36.9%	35.6%	37.4%	36.4%
Selling, general and administrative	683.8	610.6	2,623.9	2,486.4
% of Net Sales	23.4%	21.5%	23.0%	22.3%
Operating margin	392.8	403.6	1,643.3	1,585.6
% of Net sales	13.5%	14.2%	14.4%	14.2%
Other - net	46.3	53.8	196.9	222.0
Restructuring charges	21.7	3.7	49.0	47.6
Income from operations	324.8	346.1	1,397.4	1,316.0
Interest - net	42.5	39.7	171.3	165.2
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	282.3	306.4	1,226.1	1,150.8
Income taxes on continuing operations	26.5	39.1	261.2	248.6
NET EARNINGS FROM CONTINUING OPERATIONS	255.8	267.3	964.9	902.2
Less: net earnings (loss) attributable to non-controlling interests	0.3	0.1	(0.4)	(1.6)
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	255.5	267.2	965.3	903.8
NET LOSS FROM DISCONTINUED OPERATIONS	—	(1.7)	—	(20.1)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$255.5	$265.5	$965.3	$883.7

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.74	$1.83	$6.61	$6.10
Discontinued operations	—	(0.01)	—	(0.14)
Total basic earnings per share of common stock	$1.74	$1.82	$6.61	$5.96
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.71	$1.78	$6.51	$5.92
Discontinued operations	—	(0.01)	—	(0.13)
Total diluted earnings per share of common stock	$1.71	$1.77	$6.51	$5.79
DIVIDENDS PER SHARE	$0.58	$0.55	$2.26	$2.14
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
Basic	147,145	145,908	146,041	148,234
Diluted	149,440	150,020	148,207	152,706

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	December 31, 2016	January 2, 2016
ASSETS
Cash and cash equivalents	$1,131.8	$465.4
Accounts and notes receivable, net	1,302.8	1,331.8
Inventories, net	1,478.0	1,526.4
Assets held for sale	523.4	—
Other current assets	352.5	338.5
Total current assets	4,788.5	3,662.1
Property, plant and equipment, net	1,451.2	1,450.2
Goodwill and other intangibles, net	8,993.5	9,625.8
Other assets	437.3	389.7
Total assets	$15,670.5	$15,127.8
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$12.1	$7.6
Accounts payable	1,640.4	1,533.1
Liabilities held for sale	53.5	—
Accrued expenses	1,101.5	1,261.9
Total current liabilities	2,807.5	2,802.6
Long-term debt	3,815.3	3,792.1
Other long-term liabilities	2,674.1	2,673.9
Stanley Black & Decker, Inc. shareowners’ equity	6,351.6	5,811.6
Non-controlling interests’ equity	22.0	47.6
Total liabilities and shareowners' equity	$15,670.5	$15,127.8

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		Fourth Quarter		Year-to-Date
		2016	2015	2016	2015
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$255.8	$267.3	$964.9	$902.2
	Net loss from discontinued operations	—	(1.7)	—	(20.1)
	Depreciation and amortization	102.8	105.6	408.0	414.0
	Changes in working capital[1]	450.5	503.5	57.2	(98.0)
	Other	26.1	(46.5)	55.1	(15.8)
	Net cash provided by operating activities	835.2	828.2	1,485.2	1,182.3
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(125.3)	(131.3)	(347.0)	(311.4)
	Business acquisitions, net of cash acquired	—	(0.1)	(59.3)	(17.6)
	Proceeds from issuances of common stock	367.2	79.5	418.5	163.5
	Net short-term (repayments) borrowings	(90.5)	(449.6)	1.9	1.2
	Net investment hedge settlements	41.4	25.5	104.7	137.7
	Cash dividends on common stock	(87.0)	(80.7)	(330.9)	(319.9)
	Purchases of common stock for treasury	(11.4)	(9.7)	(374.1)	(649.8)
	Cash settlement on forward stock purchase contract	(147.4)	—	(147.4)	—
	Non-controlling interest buyout	(12.5)	(33.5)	(12.5)	(33.5)
	Effect of exchange rate changes on cash	(78.9)	(52.1)	(101.7)	(132.9)
	Other	20.2	(4.1)	29.0	(50.8)
	Net cash used in investing and financing activities	(124.2)	(656.1)	(818.8)	(1,213.5)
	Increase (Decrease) in Cash and Cash Equivalents	711.0	172.1	666.4	(31.2)
	Cash and Cash Equivalents, Beginning of Period	420.8	293.3	465.4	496.6
	Cash and Cash Equivalents, End of Period	$1,131.8	$465.4	$1,131.8	$465.4

	Free Cash Flow Computation[2]
	Operating cash flow	$835.2	$828.2	$1,485.2	$1,182.3
	Less: capital and software expenditures	(125.3)	(131.3)	(347.0)	(311.4)
	Free cash flow (before dividends)	$709.9	$696.9	$1,138.2	$870.9

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company's common stock and business acquisitions, among other items.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	Fourth Quarter		Year-to-Date
	2016	2015	2016	2015
NET SALES
Tools & Storage	$1,933.8	$1,830.9	$7,469.2	$7,140.7
Security	532.8	538.0	2,097.4	2,092.9
Industrial	453.8	476.5	1,840.3	1,938.2
Total	$2,920.4	$2,845.4	$11,406.9	$11,171.8
SEGMENT PROFIT
Tools & Storage	$312.4	$303.9	$1,266.9	$1,170.1
Security	69.9	68.8	269.2	239.6
Industrial	69.2	85.5	304.4	339.9
Segment Profit	451.5	458.2	1,840.5	1,749.6
Corporate Overhead	(58.7)	(54.6)	(197.2)	(164.0)
Total	$392.8	$403.6	$1,643.3	$1,585.6
Segment Profit as a Percentage of Net Sales
Tools & Storage	16.2%	16.6%	17.0%	16.4%
Security	13.1%	12.8%	12.8%	11.4%
Industrial	15.2%	17.9%	16.5%	17.5%
Segment Profit	15.5%	16.1%	16.1%	15.7%
Corporate Overhead	(2.0)%	(1.9)%	(1.7)%	(1.5)%
Total	13.5%	14.2%	14.4%	14.2%

12